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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Daisytek International Corporation for the registration of 140,042 shares of its common stock of our report dated 18 September 2002 with respect to the consolidated financial statements of ISA International plc included in Amendment No. 2 to the Current Report on Form 8-K dated 7 May 2002 filed by Daisytek International Corporation with the Securities and Exchange Commission on 19 September 2002 for the years ended 31 December 2001 and 2000.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Leeds, England
September 23, 2002